UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 15, 2012

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2775

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 633-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02 under the caption “Long-Term Incentive Plans” is incorporated in its entirety into this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Plans

General. On February 15, 2012, the Board of Directors (the “Board”) of DCP Midstream GP, LLC (the “General Partner”), the general partner of DCP Midstream Partners, LP (the “Partnership”), approved the performance and vesting measures for phantom units to be granted under the current DCP Midstream Partners, LP Long-Term Incentive Plan. The Board also adopted a new long-term incentive program, the DCP Midstream Partners, LP 2012 Long-Term Incentive Plan (the “2012 Plan”) and performance and vesting measures for phantom units under the 2012 Plan. The 2012 Plan will be administered by the Compensation Committee of the Board (the “Compensation Committee”). The Board approved granting phantom units to executive officers, with 50% of 2012 long-term incentive awards as phantom units under the DCP Midstream Partners, LP Long-Term Incentive Plan, which allows settlement in cash or common units in the discretion of the Compensation Committee, and 50% of 2012 long-term incentive awards as phantom units under the 2012 Plan, which restricts settlement to cash payments.

2012 Long-Term Incentive Plan. The 2012 Plan provides for the grant of phantom units and the grant of distribution equivalent rights, or DERs, for employees, consultants, and directors of the Partnership and its affiliates who perform services for us. We intend for the phantom units granted under the 2012 Plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in equity appreciation. Settlement of all phantom units and DERs under the 2012 Plan is in cash.

A phantom unit under the 2012 Plan is a notional unit that entitles the grantee to receive cash equal to the fair market value of the common stock of the parent companies of the General Partner, which are Spectra Energy Corp and ConocoPhillips (the “Tracked Equities”) upon the vesting or other payment event of the phantom unit. The Compensation Committee may make grants of phantom units under the 2012 Plan to eligible individuals containing such terms, consistent with the 2012 Plan, as the Compensation Committee may determine, including the period over which phantom units granted will vest. The Compensation Committee may, in its discretion, base vesting on the grantee’s completion of a period of service or upon the achievement of specified objectives or other criteria. In addition, the phantom units will vest automatically upon a change of control (as defined in the 2012 Plan), subject to any contrary provisions in the award agreement.

If a grantee’s employment, consulting or membership on the Board terminates for any reason, the grantee’s phantom units will be automatically forfeited unless, and to the extent, the award agreement or the Compensation Committee provides otherwise. The Compensation Committee, in its discretion, may also grant tandem DERs with respect to phantom units on such terms as it deems appropriate. DERs are rights that entitle the grantee to receive, with respect to a phantom unit, cash equal to the cash distributions made on the Tracked Equities.

The Board, in its discretion, may terminate the 2012 Plan at any time with respect to awards for which a grant has not theretofore been made. The Board also has the right to alter or amend the 2012 Plan or any part of it from time to time and the Compensation Committee may amend any award under the 2012 Plan; provided, however, that no change in any outstanding award may be made that would materially impair the rights of the participant without the consent of the participant, except that the award agreements may be amended unilaterally by the Board in order to comply with any Dodd-Frank Wall Street Reform and Consumer Protection Act clawback policy and requirements adopted by the Board and amended from time to time in accordance with any proposed or final rules adopted by the Securities and Exchange Commission.

The foregoing description of the 2012 Plan is not complete and is qualified in its entirety by reference to the full text of the 2012 Plan, which is incorporated into this Item 5.02 by reference and which the Partnership expects to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2011. Interested parties are encouraged to read the 2012 Plan in its entirety when it becomes available because it contains important terms that are not summarized in this Current Report on Form 8-K.

Performance and Vesting Measures for 2012 Awards. The Board’s approval of the long-term incentive program provided that 50% of the phantom unit awards would be under the previously adopted long-term incentive plan, the DCP Midstream Partners, LP Long-Term Incentive Plan, and may be settled in cash or units, at the discretion of the Compensation Committee, and that 50% of the awards would be under the newly adopted long-term incentive plan, the 2012 Plan, and settled in cash. All awards are otherwise subject to the same provisions. Half of the phantom units are to be performance phantom units, or PPUs, and half are to be restricted phantom units, or RPUs. The PPUs will vest based upon the level of achievement of certain performance objectives over a three year performance period, or the Performance Period. The RPUs will vest automatically if the grantee remains employed with us at the end of a three-year vesting period, or the Vesting Period.

The Vesting Period for RPUs awarded in 2012 will commence January 1, 2012, and end December 31, 2014. The RPUs will vest automatically at the end of the Vesting Period provided the executive officer remains employed with us at the end of such period.

For 2012, the PPUs will have a performance measurement that is 50% based on total shareholder return, or TSR, over the Performance Period relative to a peer group of 15 other similar publicly held master limited partnerships that we believe we compete with in the capital markets, and 50% based on EBITDA Return on Capital Employed, or ROCE. These objectives were considered and approved by the Compensation Committee and the Board. The Compensation Committee believes utilizing TSR and EBITDA ROCE as a performance measures provides incentive for the continued growth of our operating footprint and distributions to unitholders. We believe these performance measures provide management with appropriate incentive for our disciplined and steady growth.

The companies included in this peer group for the TSR performance measure at the start of 2012 were the following:

Atlas Pipeline Partners, L.P.	MarkWest Energy Partners, L.P.
Copano Energy, L.L.C.	ONEOK Partners, L.P.
Crestwood Midstream Partners LP	Penn Virginia Resource Partners, L.P.
Crosstex Energy, L.P.	Regency Energy Partners LP
Enbridge Energy Partners, L.P.	Targa Resources Partners LP
Energy Transfer Partners, L.P.	Western Gas Partners, LP
Enterprise Products Partners L.P.	Williams Partners, L.P.
Inergy, L.P.

If one of these peer companies is not publicly traded at the end of the Performance Period or becomes insolvent during the Performance Period, it will remain a member of the peer group for purposes of ranking the peer group total shareholder return, but it will go to the bottom of the peer group ranking. If there is a combination of any of the peer group companies during the Performance Period, the performance of the surviving entity will be used. If any member of the peer group is acquired by a company outside the peer group, the peer company that is acquired will not be included in the peer group. No new companies will be added to the peer group during the measurement period (including a non-peer company that may acquire a member of the peer group).

If our TSR ranking among the companies listed in our peer group over the Performance Period is less than the 25th percentile, 0%-50% of the performance units will vest, as determined in the sole discretion of the Compensation Committee. If our TSR ranking among the companies listed in our peer group over the Performance Period is greater than the 25th percentile but less than or equal to the 50th percentile, 50%-100% of the performance units will vest, as determined in the sole discretion of the Compensation Committee. If the TSR ranking over the Performance Period is greater than the 50th percentile but less than or equal to the 75th percentile, 100%-175% of the performance units will vest, as determined in the sole discretion of the Compensation Committee. If the TSR ranking over the Performance Period is greater than the 75th percentile, 175%-200% of the performance units will vest, as determined in the sole discretion of the Compensation Committee. Final vesting within a performance quartile will be determined by the Compensation Committee. TSR is computed by using data obtained from Bloomberg for the peer group and will incorporate the average closing prices of the twenty trading days ending on December 31, 2011 and December 31, 2014.

EBITDA ROCE targets are reset each year within the Performance Period. Results are based on the average of the three one-year periods running from 2012 through 2014 and exclude the impact of unbudgeted transactions. The Compensation Committee has discretion to assess results between minimum and target and between target and maximum, provided the threshold minimum or target performance has been met. EBITDA is the adjusted EBITDA, as reported. EBITDA is based on the assets included in the budget as approved by the Board. For purposes of ROCE, capital employed will be determined each year during the annual budget process as approved by the Board.

In the event that any person other than DCP Midstream, LLC and/or an affiliate thereof becomes the beneficial owner of more than 50% of the combined voting power of DCP Midstream GP, LLC equity interests prior to the completion of the Performance Period, the PPUs, RPUs, and related DERs will (i) be replaced with equivalent units of the new enterprise if there is no change in the recipient’s job status for twelve months or (ii) fully vest if the recipient’s employment is severed or if the recipient’s job is lower in status within twelve months of the change in control.

In the event an award recipient’s employment is terminated after the first anniversary of the grant date for reasons of death, disability, early or normal retirement, or layoff, the recipient’s (i) performance units will contingently vest on a pro-rata basis for time worked over the Performance Period and final performance, measured at the end of the Performance Period, will determine the payout and (ii) time vested units will become fully vested and payable. Termination of employment for any other reason will result in the forfeiture of any unvested units.

Compensatory Arrangements of Non-Employee Directors

The Compensation Committee approved an increase to the annual equity retainer for members of the Board who are not employed by the General Partner or one of its affiliates. The annual grants made to these directors under the Partnership’s Long-Term Incentive Plans were increased to Phantom Units that approximate $50,000 of value from $40,000. The Phantom Unit grants to these directors will continue to have a six month vesting period. Additionally, the Compensation Committee voted to increase the fee for telephonic meetings of the Audit Committee of the Board to $1,250 from $500 for each meeting attended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2012

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP,
its General Partner

	By:	DCP MIDSTREAM GP, LLC,
its General Partner

		By:	/s/ Michael S. Richards
		Name:	Michael S. Richards
		Title:	Vice President, General Counsel, and Secretary